SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Under Rule 14(a)(12)

cbdMD, Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Shareholders are Encouraged to Vote Well in Advance of the Proxy Deadline of 1:00 p.m. (Eastern time) on September 22, 2023

Your Vote is Important! If you need assistance with voting your shares please contact cbdMD’s Investor’s Relations team at 1-704-445-3060 or by e-mail at ir@cbdmd.com.

Charlotte, NC, September 14, 2023 - cbdMD, Inc. (NYSE American: YCBD, YCBD-pa), a highly trusted and recognized cannabidiol (CBD) brand reminds its shareholders to vote ahead of the upcoming special meeting of both Series A preferred as well as common shareholders (the "Meeting") to be held on September 22, 2023 at 1:00 pm (Eastern time). The Board of Directors of cbdMD (the "Board") unanimously recommends that the Company's shareholders vote "FOR" all proposals.

Both common and preferred Shareholders of record as of the close of business on August 1, 2023, and shareholders holding a legal proxy for the Meeting are eligible to vote at the Meeting. At the Meeting, shareholders are being asked to approve i) the approval and adoption of an amendment to the Company’s Certificate of Designation for the Series A Preferred Stock to provide that each share of Series A Preferred Stock will be automatically converted into three shares of common stock, and ii) the approval of one or more adjournments of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting, each such proposal as further described in the Company's definitive proxy statement dated August 11, 2023 (the "Proxy Statement").

Greater details and rationale for each of the proposals can be found in the Proxy Statement filed under the Company's EDGAR profiles, and can also be found on the Company's website at https://www.cbdmd.com/pages/investors. Shareholders should read the Proxy Statement because it contains important information regarding the proposals.

The Meeting will take place via live audio webcast at https://agm.issuerdirect.com/ycbd on September 22, 2023 at 1:00 pm (Eastern time).

YOUR VOTE IS IMPORTATANT – PLEASE VOTE TODAY
The proxy voting deadline is 4:00 p.m. (Eastern time) on September 21, 2023.

Your Vote is Important

Whether or not you plan to virtually attend the Meeting, please vote as soon as possible by one of the methods described in the proxy materials to ensure that your Shares are represented and voted at the Meeting.

How to Vote

Your vote is important regardless of the number of Shares you own. Registered and beneficial shareholders may vote using the following methods:

●

Internet: Go to https://www.iproxydirect.com/ycbd and enter the control ID and Request ID number printed on the form of proxy or voting instruction form or scan the QR Code on the form of proxy to access the website and follow the instructions on the screen.

●

Telephone: Call the toll-free telephone number (1-866-752-8683) provided on the form of proxy or voting instruction form and follow the prompted voting instructions. You will need to enter the 16-digit control number.

●	Email: Email voting instructions to proxy@iproxydirect.com, including your Control ID in your email.

If you hold your Shares through an intermediary, please follow the instructions on the voting instruction form provided by such intermediary to ensure that your vote is counted at the Meeting.

Shareholder Questions

If you have questions or need more information about the Meeting including your Control and Request IDs, please contact cbdMD, Inc.’s Investor Relation Team by telephone at 1-704-445-3060 or by e-mail at IR@cbdmd.com.

About cbdMD:

cbdMD, Inc. is one of the leading and most highly trusted and recognized hemp-derived cannabidiol (CBD) brands with a comprehensive line of U.S. produced, THC-free1 CBD products as well as Full Spectrum and Delta 9 THC products. The cbdMD brand currently includes high-quality, premium CBD products including tinctures, gummies, topicals, capsules, sleep aids and more. The Company's Paw CBD brand includes formulated pet products including tinctures, chews and topicals in varying strengths. To learn more about cbdMD and the complete line of products, please visit www.cbdmd.com, follow cbdMD on Instagram and Facebook or visit one of the thousands of retail outlets that carry cbdMD products.

Forward-Looking Statements:

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified using words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict. You are urged to carefully review and consider any cautionary statements, , and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 as filed with the Securities and Exchange Commission (the "SEC") and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

1 THC-free is defined as below the level of detection using validated scientific analytical tools.

Contact Information:
cbdMD, Inc.
Ronan Kennedy, Interim CEO & CFO
+1 (704) 445-3064
IR@cbdmd.com